Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-80879 and 333-88303) of Lexmark International, Inc. of our report dated June 17, 2008 relating to the financial statements and supplemental schedule of the Lexmark Savings Plan, which appears in this Form 11-K for the year ended December 31, 2007.

/s/Mountjoy & Bressler LLP

Mountjoy & Bressler LLP
Louisville, Kentucky
June 17, 2008